Exhibit 21
     The Company has the following subsidiaries, all of which but United Dominion Realty, L.P. and Heritage Communities L.P., are wholly owned. The Company owns general and limited partnership interests in United Dominion Realty, L.P. and Heritage Communities L.P., constituting 93.9% in each, of the aggregate partnership interest.

State of Incorporation
Subsidiary	or Organization
AAC Funding II, Inc.	Delaware
AAC Funding IV LLC	California
AAC Funding IV, Inc.	Delaware
AAC Funding Partnership II	Delaware
AAC Funding Partnership III	Delaware
AAC Seattle I, Inc.	Delaware
AAC Vancouver I, L.P.	Washington
AAC/FSC Crown Pointe Investors, LLC	Washington
AAC/FSC Hilltop Investors, LLC	Washington
AAC/FSC Seattle Properties, LLC	Delaware
Arizona Properties, LLC	Virginia
ASR Investments Corporation	Maryland
ASR of Delaware LLC	Delaware
CMP-1, LLC	Delaware
Coastal Long Beach Properties, LLC	Delaware
Coastal Monterey Properties LLC	Delaware
Coit Road, L.P.	Delaware
Coronado South Apartments, L.P.	Delaware
FMP Member, Inc.	Delaware
Fountainhead Apartments Limited Partnership	Ohio
Governour’s Square of Columbus Co.	Ohio
Harding Park, Inc.	Delaware
Hawthorne Apartments LLC	Delaware
Heritage Communities L.P.	Delaware
Inlet Bay at Gateway, LLC	Delaware
Jamestown of St. Matthews Limited Partnership	Ohio
Lincoln TC II, L.P.	Delaware
MacAlpine Place Apartment Partners, Ltd.	Florida
Northbay Properties II, L.P.	California
Okeeheelee Apartment Partners, Ltd.	Florida
Parker’s Landing Condominiums LLC	Delaware
Parker’s Landing Townhomes LLC	Delaware
Parker’s Landing Venture I	Florida
Parker’s Landing Venture II	Florida
Ridgewood (I) Townhomes, LLC	Virginia
Sonoran Vista Condominiums, LLC	Delaware
The Commons of Columbia, Inc.	Virginia
Town Square Commons, LLC	District of Columbia
Trilon Townhouses, LLC	District of Columbia
UDR Arboretum Apartments, L.P.	Delaware
UDR Arborview Associates Limited Partnership	Maryland
UDR Aspen Creek, LLC	Virginia
UDR Bay Terrace GP LLC	Delaware
UDR Bay Terrace L.P.	Delaware
UDR Bay Terrace LP LLC	Delaware
UDR California GP, LLC	Delaware

State of Incorporation
Subsidiary	or Organization
UDR California GP II, LLC	Delaware
UDR California Properties, LLC	Virginia
UDR Calvert, LLC	Delaware
UDR Calvert’s Walk Associates Limited Partnership	Maryland
UDR Calvert’s Walk GP, LLC	Delaware
UDR Carlsbad Apartments, L.P.	Delaware
UDR Carriage Homes, LLC	Delaware
UDR Crossroads, L.P.	Delaware
UDR Developers, Inc.	Virginia
UDR Foxglove Associates L.L.C.	Maryland
UDR Harbor Greens, L.P.	Delaware
UDR Holdings, LLC	Virginia
UDR Huntington Vista, L.P.	Delaware
UDR Lakeside Mills, LLC	Virginia
UDR Los Alisos, LLC	Delaware
UDR Maryland Properties, LLC	Virginia
UDR Midlands Acquisition, LLC	Delaware
UDR Newport Beach North, L.P.	Delaware
UDR Ocean Villa Apartments, L.P.	Delaware
UDR Ohio Properties, LLC	Virginia
UDR Out-Performance I, LLC	Virginia
UDR Out-Performance III, LLC	Delaware
UDR Pinebrook, L.P.	Delaware
UDR Presidential Greens, L.L.C.	Delaware
UDR Presidio, L.P.	Delaware
UDR Rancho Cucamonga, L.P.	Delaware
UDR Ridgewood (II) Garden, LLC	Virginia
UDR San Dimas Bonita Apartments, L.P.	Delaware
UDR San Dimas Canyon Apartments, L.P.	Delaware
UDR South Carolina Trust	Maryland
UDR Texas Properties I, LLC	Delaware
UDR Texas Properties II, L.P.	Delaware
UDR Texas Properties, L.P.	Delaware
UDR the Crest, L.P.	Delaware
UDR Ventures I, LLC	Delaware
UDR Villa Venetia Apartments, L.P.	Delaware
UDR Virginia Properties, LLC	Virginia
UDR Western Residential, Inc.	Virginia
UDR Windjammer, L.P.	Delaware
UDR Woodland Apartments II, L.P.	Delaware
UDR Woodland GP, LLC	Delaware
UDR/AEGON Development Venture I, LLC	Delaware
UDR/Pacific Los Alisos, L.P.	Delaware
UDR of NC, Limited Partnership	North Carolina
UDR of Tennessee, L.P.	Virginia
UDRT of Delaware 4 LLC	Delaware
United Dominion Realty, L.P.	Delaware
United Dominion Realty Trust, Inc.	Maryland
United Dominion Residential Ventures, L.L.C.	Virginia
United Dominion Residential, Inc.	Virginia
University Park Property LLC	Delaware
Waterside Towers, L.L.C.	Delaware
Wellington Place LLC	Delaware
Windemere at Sycamore Highlands, LLC	Delaware
Winterland San Francisco Partners	California
Woodlake Village, L.P.	California